Exhibit 5.1

March 27, 2018

Cadiz Inc.

550 South Hope Street

Suite 2850

Los Angeles, California  90071

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

Cadiz Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $2,580,498 aggregate initial offering price of the following securities: (1) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); (2) shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"); (3) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities", together with the Senior Debt Securities, the "Debt Securities"); (4) rights to subscribe for and to purchase Common Stock or Preferred Stock (the "Subscription Rights"); (5) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"); and (6) units consisting of one or more Subscription Rights, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities (the "Units", and together with the Common Stock, the Preferred Stock, the Debt Securities, the Subscription Rights, and the Warrants, the "Securities").

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Senior Debt Securities, if any, will be issued from time to time under (i) an indenture, dated as of December 10, 2015, between the Company and U.S. Bank National Association, as trustee (, the "Existing Indenture") or (iii) a senior indenture to be entered into between the Company and U.S. Bank National Association, as trustee (the "Senior Indenture").  The Subordinated Debt Securities, if any, will be issued from time to time under a subordinated indenture to be entered into between the Company and U.S. Bank National Association, as trustee (the "Subordinated Indenture", together with the Existing Indenture and the Senior Indenture, the "Indentures").  The Subscription Rights, if any, may be issued under one or more rights agreements to be entered into between the Company and a third party, as rights agent (the "Rights Agent" and each such rights agreement, a "Rights Agreement"). The Warrants, if any, may be issued under one or more warrant agreements to be entered into between the Company and a bank or trust company as warrant agent (the "Warrant Agent" and each such warrant agreement, a "Warrant Agreement"). The Units, if any, may be issued under one or more unit agreements to be entered into between the Company and a bank or trust company as unit agent (the "Unit Agent" and each such unit agreement, a "Unit Agreement").

The Existing Indentures are incorporated by reference as exhibits to the Registration Statement.  A form of the Senior Indenture and the Subordinated Indenture are filed as exhibits to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law) (collectively, “DGCL”). We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinions expressed herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action (including by the Company), corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Debt Securities as to which we express our opinions herein, the validity and binding effect on such parties.

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth below, we are of the opinion that:

1. When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

4. When any Rights Agreement to be entered into in connection with the issuance of any Subscription Rights has been duly authorized, executed and delivered by the Rights Agent and the Company; the specific terms of the Subscription Rights have been duly authorized and established in accordance with the Rights Agreement; and such Subscription Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

5. When any Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Company and, if retained, the Warrant Agent; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

6. When any Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Company and, if retained, the Unit Agent; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Securities, (i) the Board of Directors of the Company shall have duly established the terms of such Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ Greenberg Traurig, LLP